UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                ----------------


                                FORM 8-K/A No. 1

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 March 10, 1999



                       CONTINENTAL INVESTMENT CORPORATION
             (Exact name of registrant as specified in its charter)




        Georgia                     0-3743               58-0705228
       (State or other            (Commission           (IRS Employer)
        jurisdiction of              File No.)          Identification No.)
        incorporation)





                     10254 MILLER ROAD, DALLAS, TEXAS 75238
               (Address of principal executive offices) (Zip Code)

                                 (214) 691-1100
              (Registrant's telephone number, including area code)

ITEM 4:  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         Effective on March 10, 1999, Continental Investment Corporation (the "Company") engaged the accounting firm of Belew Averitt LLP, Dallas, Texas as the Company's independent accountants to replace its prior auditors who were dismissed by the Company on March 10, 1999. The new accountants have been engaged to audit and report on the financial statements of the Company for its fiscal year ended December 31, 1998.

         This action to replace the Company's auditors was approved by the Board of Directors of the Company.

         During the Company's 1996 and 1997 fiscal years and the subsequent interim periods preceding the dismissal, there were no disagreements with the former auditors on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The accountant's reports on the Company's financial statements for each of the 1996 and 1997 fiscal years contained no adverse opinion, no disclaimer of opinion or no qualified or modified opinion as to the uncertainty, audit scope or accounting principles.

         The former accountant's letter, which is required under Item 304(a)(3) of Regulation S-B, is attached as required.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Electronically Filed:  April 8, 1999


CONTINENTAL INVESTMENT CORPORATION


                                             By:    /S/ J. B. Morris
                                                    ---------------------------
                                                        J. B. Morris, President


Exhibit 16:  Former accountant's letter

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